UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	000-53856	80-0282446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609)399-0012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On February 15, 2011, Ocean Shore Holding Co. (the “Company”) and its wholly owned subsidiary, White Horse Acquisition Corp. (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBHC Financialcorp, Inc. (“CBHC”), parent company of Select Bank, pursuant to which Acquisition Sub will merge with CBHC. Concurrent with the merger, it is expected that Select Bank will merge with and into the Company’s bank subsidiary, Ocean City Home Bank. The senior management of the Company and Ocean City Home Bank will remain the same following the merger.

Under the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of CBHC will be converted into the right to receive $15.50 in cash. All CBHC stock options, whether or not vested, will be canceled at the effective time of the merger in exchange for a cash payment equal to the difference between $15.50 and the exercise price of the stock option.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of CBHC.

Each of the directors of CBHC have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders meeting to be held to vote on the proposed transaction. CBHC has generally agreed not to solicit proposals relating to, or enter into discussions concerning, alternative mergers, acquisitions or other business combination transactions.

The Merger Agreement contains certain termination rights for both the Company and CBHC. Upon termination of the Merger Agreement under certain circumstances, CBHC has agreed to pay the Company a termination fee of $590,000.

The Merger Agreement also contains usual and customary representations and warranties that CBHC and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and CBHC, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and CBHC rather than establishing matters as facts.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

On February 15, 2011, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibits Number	Description

2.1	Agreement and Plan of Merger dated as of February 15, 2011 by and among Ocean Shore Holding Co., White Horse Acquisition Corp. and CBHC Financialcorp, Inc.

99.1	Press Release dated February 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: February 16, 2011	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer